Exhibit 10.11

GUARANTY

This Guaranty (this “Guaranty”), dated as of __________, 2021, by Unique Logistics International, Inc., a Nevada corporation (together with its successors and, if permitted, assigns, the “Company”) and each of the other entities listed on the signature pages hereof as guarantor or that becomes a party hereto as such pursuant to Section 2.6 (the “Guarantors”), in favor of purchasers (the “Purchasers”) of the Secured Subordinated Notes of the Company, designated as its 10% Secured Subordinated Convertible Promissory Notes due ________, 2021 (the “Notes”), issued and sold by the Company pursuant to one or more Securities Purchase Agreements , dated at or about _______, 2021 (the “Purchase Agreement”), among the Company, and the Purchasers. Capitalized terms used but not defined herein shall have their respective meanings ascribed to them in the Purchase Agreement.

W i t n e s s e t h:

Whereas, pursuant to one or more Purchase Agreements, the Purchasers have severally agreed to purchase the Notes from the Company upon the terms and subject to the conditions set forth therein;

Whereas, each Guarantor has agreed to guaranty the Guaranteed Obligations, as defined below;

Whereas, some Guarantors are Subsidiaries of the Company (the “Subsidiary Guarantors”);

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the purchase of the Notes under the Purchase Agreement;

Whereas, it is a condition precedent to the obligation of each initial Purchaser to purchase the Notes from the Company under the Purchase Agreement and for the Purchase Agent to sign the Purchase Agreement that the Guarantors shall have executed this Agreement and delivered it to the Purchase Agent and the Initial Purchasers;

Now, therefore, in consideration of the premises and to induce the initial Purchasers to enter into the Purchase Agreements and to induce the initial Purchasers to purchase the Notes from the Company thereunder and to enter into the other Transaction Documents, each Guarantor hereby agrees with the Purchaser as follows:

Article I GUARANTY

1.1 Guaranty. To induce the initial Purchasers to purchase the Notes, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, to Trillium Partners LP, the Purchaser Agent, and the Purchasers, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document (as defined in the Purchase Agreement), of all the Obligations (as defined in the Transaction Documents) of the other Company Parties owing to any Purchaser or the Purchaser Agent whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

1.2 Limitation of Guaranty. If and as applicable, any term or provision of this Guaranty or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor that is not a direct or indirect owner of stock in the Company-any Subsidiary Guarantor-shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Transaction Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 1.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Guaranty.

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1.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Notes and other Obligations of each Purchaser and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Company and any Guarantor that is not a Subsidiary Guarantor) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date. Such reimbursement shall only occur once the Obligations have been satisfied in full.

1.4 Authorization; Other Agreements. The Purchasers and each other holder of an Obligation or purchaser or beneficiary of a Guaranteed Obligation or beneficiary of a Lien granted under any Transactional Document (collectively, and together with their successors and permitted assigns, the “Beneficiaries”) are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document;

(b) apply any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents;

(c) refund at any time any payment received by any Beneficiary in respect of any Guaranteed Obligation;

(d) (i) enter into an sale, lease, license, assignment, transfer, conveyance or other disposition with respect to, or exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release, any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

1.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty):

(a) the invalidity or unenforceability of any obligation of the Company or any other Guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof or from the Company or any other Guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any of the Company’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

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(e) any foreclosure, whether or not through judicial sale, and any other Asset Sale involving Collateral or any election following the occurrence of an Event of Default by any Beneficiary to proceed separately against any Collateral in accordance with such Beneficiary’s rights under any applicable law (including any applicable Regulation or Consent of any Governmental Authority); or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other Guarantor or any of the Company’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

1.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other Guarantor by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Company Party or set off any of its obligations to such other Company Party against obligations of such Company Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

1.7 .Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Beneficiary shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Beneficiary shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Beneficiary, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Article II Miscellaneous

2.1 Representations and Warranties; Covenants. To induce the initial Purchasers to enter into the Transaction Documents, each Guarantor hereby agrees to each of the following with the Purchasers and the other Beneficiaries, as long as any Guaranteed Obligation remains outstanding with respect to any Guarantor:

(a) the representations and warranties as to such Guarantor and its Subsidiaries made by the Company in Article III (Representations and Warranties) of the Purchase Agreement are true and correct on each date as required by the Purchase Agreement; and

(b) such Guarantor agrees to comply with all covenants and other provisions applicable to it under the Purchase Agreement and the Notes and agrees to the same submission to jurisdiction as that agreed to by the Company in the Purchase Agreement.

2.2 Reinstatement. Each Guarantor agrees that, if any payment made by any Company Party or other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared or sought to be declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Guaranty (including the guaranty of such Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment.

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2.3 Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, a Purchaser may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against any other Guarantor or any other Company Party and without first joining any other Guarantor or any other Company Party in any proceeding.

2.4 No Waiver by Course of Conduct. No Beneficiary shall by any act (except by a written instrument pursuant to Section 2.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion.

2.5 Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with the applicable provisions of the Purchase Agreement.

2.6 Additional Guarantors. The Company shall cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Purchasers a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the First Closing Date.

2.7 Notices. All notices, requests and demands to or upon any Purchaser or any Guarantor hereunder shall be effected in the manner provided for in Section 5.4 (Notices) of the Purchase Agreement; provided, that, any such notice, request or demand to or upon any Guarantor shall be addressed to the Company’s notice address set forth in such Section 5.4.

2.8 Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Beneficiary and their successors and assigns; provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty except as authorized in the Purchase Agreement.

2.9 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Guaranty by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

2.10 Interpretation. This Guaranty is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V.

2.11 Severability. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Guaranty or any part of such provision in any other jurisdiction.

2.12 Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

2.13 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, relating to or in connection with, this Guaranty or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Beneficiary and no affiliate or representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guaranty by the mutual waivers and certifications in this Section 2.13.

2.14 Agreement to Subordinate. Each of the parties hereto acknowledges and agrees that the rights and obligations of the parties hereunder are second and subordinate to the rights of Corefund Capital, LLC (together with its successors and assigns, the “Senior Lender”) under its various factoring agreements and ancillary documents (collectively, as amended or otherwise modified, the “Senior Lender Agreements”).

[Signature Pages Follow]

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In witness whereof, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

UNIQUE LOGISITCS INTERNATIONAL, Inc.
as Company

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY]

Guarantors:

[_____________________________]

By:
Name:
Title:

[_____________________________]

By:
Name:
Title:

as of the date first above written:

PURCHASERS:

Trillium Partners LP, for itself and as Purchaser Agent

By:
Name:	Stephen Hicks
Title:	Mgr of GP

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ANNEX 1 to Guaranty

Form of Joinder Agreement

This Joinder Agreement, dated as of _________ [ ], 202__, is delivered pursuant to Section 2.6 of the Guaranty, dated as of ________, 2021, by Unique Logistics International, Inc. and its Affiliates from time to time party thereto as Guarantors in favor of the Purchasers, and the other Beneficiaries referred to therein (the “Guaranty”). Capitalized terms used herein without definition are used as defined in the Guaranty.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 2.6 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Guarantor thereunder and hereby agrees to be bound as a Guarantor for purposes thereof.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article II of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Guarantor]

By:
Name:
Title:

Acknowledged and Agreed
as of the date first above written:

Trillium Partners LP, for itself and as Purchaser Agent

By:
Name:
Title:

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